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                                                        Exhibit (b)(4)(ii)(B)(i)


                           DEATH BENEFIT ENDORSEMENT

PART 4, BENEFITS, DEATH BENEFIT BEFORE MATURITY DATE OF THE FLEXIBLE PURCHASE PAYMENT DEFERRED COMBINATION FIXED AND VARIABLE ANNUITY TO WHICH THIS ENDORSEMENT IS ATTACHED IS REPLACED AS FOLLOWS:


DEATH BENEFIT BEFORE          DEATH OF ANNUITANT WHERE YOU ARE NOT THE
MATURITY DATE                 ANNUITANT. We will pay the death benefit to the
                              Beneficiary if you are not the Annuitant and the Annuitant dies before the Maturity Date. Payment will be made either as a lump sum or in accordance with any Annuity Option described in this Contract. If there is more than one Annuitant, the death benefit will be paid on the death of the last surviving Co-Annuitant. Upon the death of the Annuitant, the Beneficiary becomes the Owner of the Contract and may elect to continue the Contract rather than to receive payment of the death

                              DEATH OF ANNUITANT WHERE YOU ARE THE ANNUITANT. We will pay the death benefit. benefit to the Beneficiary if you are the Annuitant, there is no surviving Co-Annuitant, and you die before the Maturity Date. The Beneficiary becomes entitled to exercise ownership rights in the Contract and may continue the Contract. If this is a Non-Qualified Contract, the following special distribution rules apply. Distribution of the Beneficiary's interest in the Contract must be made within 5 years after your death or as an annuity which begins within one year of death and is payable over the life of the Beneficiary (or over a period not in excess of the Beneficiary's life expectancy). If your spouse is the Beneficiary, your spouse may elect to be treated as Owner and distribution will be made no later than the date on which distribution would be required after the death of your spouse. If you are the Annuitant, there is a surviving Co-Annuitant, and you die before the Maturity Date, payment of your interest in the Contract will be made in accordance with the Death of Owner provision of this Contract.

                              DEATH BENEFIT. A death benefit will be determined as of the date on which written notice and proof of death and all required claim forms are received at the Company's Annuity Service Office as follows:

                              1. If the Annuitant dies on or prior to the first of the month following his or her 85th birthday, the death benefit will be determined as follows:

                                       a)    During the first Contract Year, the
                                             death benefit will be the greater
                                             of:

                                             i)     the Contract Value, or

                                             ii)    the sum of all Purchase
                                                    Payments made, less any
                                                    amount deducted in
                                                    connection with partial
                                                    withdrawals.

                                       b)    During any subsequent Contract
                                             Year, the death benefit will be the
                                             greater of:

                                             i)     the Contract Value, or

                                             ii)    the death benefit on the
                                                    last day of the previous
                                                    Contract Year plus any
                                                    Purchase Payments made and
                                                    less any amounts deducted in
                                                    connection with partial
                                                    withdrawals since then.



ENDORSEMENT.005

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                              2.       If the Annuitant dies after the first of
                                       the month following his or her 85th
                                       birthday, the death benefit will be
                                       determined as the greater of:

                                       a)    the Contract Value, or

                                       b)    the excess of (i) over (ii) where:

                                             i)     the sum of all Purchase
                                                    Payments.

                                             ii)    the sum of all withdrawals,
                                                    including any applicable
                                                    withdrawal charges.


                                       DEATH OF OWNER. If you die before the
                                       Annuitant and before the Maturity Date,
                                       the Successor Owner will become the Owner of the Contract and will be entitled to your interest in the Contract. If this is a Non-Qualified Contract, the following special distribution rules apply. Distribution of such interest must be made within 5 years after your death or as an annuity which begins within one year of death and is payable over the life of the Successor Owner (or over a period not in excess of the Successor Owner's life expectancy). If your spouse is the Successor Owner, your spouse will be treated as Owner and distribution will be made no later than the date distribution would be required after the death of your spouse. If you are not an individual, the death of the Annuitant or Co-Annuitant, or any change in the Annuitant or Co-Annuitant will be treated as the death of the Owner.

                                       If there is more than one Owner,
                                       distributions will occur upon the death
                                       of any Owner. If both Owners are
                                       individuals, the distributions will be
                                       made to the remaining Owner rather than
                                       the Successor Owner or the Beneficiary.

                                       If there is any Debt, the death benefit
                                       equals the amount described above less
                                       the Debt under the Contract.




Endorsed on the Date of Issue of this Contract.


THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA








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Vice-President